Exhibit 99.1

CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Consolidated Financial Statements

Years Ended March 31, 2005 and 2004

Contents

Report of Independent Certified Public Accountants ...........................................	1
Financial Statements
Consolidated Balance Sheets .......................................................................	2
Consolidated Statements of Operations ...........................................................	3
Consolidated Statements of Redeemable Preferred Stock and Stockholders’ Equity (Deficit) ................................................................	4
Consolidated Statements of Cash Flows ..........................................................	7
Notes to Consolidated Financial Statements ......................................................	9

Report of Independent Certified Public Accountants

Board of Directors of

CCS Consolidated, Inc.

We have audited the accompanying consolidated balance sheets of CCS Consolidated, Inc. and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, redeemable preferred stock and stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CCS Consolidated, Inc. and subsidiaries as of March 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Miami, Florida

July 29, 2005, except for

the second paragraph of Note 15, as to which the date is September 19, 2005,

the third paragraph of Note 15, as to which the date is October 28, 2005, and the first paragraph of Note 2, as to which the date is November 17, 2005

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CCS Consolidated, Inc. and Subsidiaries d/b/a CareGuide Consolidated Balance Sheets
	March 31,
	2005	2004
	(Dollars in Thousands)
Assets
Current assets:
Cash and cash equivalents	$ 1,432	$ 2,814
Restricted cash available for current liabilities	10,541	6,750
Accounts receivable, net of allowance for doubtful accounts of $306 and $1,921 for 2005 and 2004, respectively	5,161	3,426
Prepaid expenses and other current assts	268	375
Current assets of discontinued operations	929	1,167
Total current assets	18,331	14,532

Property and equipment, net	1,976	2,440
Intangibles and other assets, net	2,775	2,613
Restricted cash	853	84
Total assets	$ 23,935	$ 19,669

Liabilities, redeemable preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Claims payable	$ 15,032	$ 11,691
Accounts payable and accrued expenses	3,661	2,596
Deferred revenue	680	–
Note payable	300	300
Current portion of capital lease obligations	274	375
Current liabilities of discontinued operations	1,589	739
Total current liabilities	21,536	15,701

Long-term liabilities:
Line of credit	6,150	1,500
Capital lease obligations, net of current portion	106	351
Deferred tax liability	126	224
Legal settlement payable	400	–
Total liabilities	28,318	17,776

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $.01 par value, 750,000,000 shares authorized; 197,197,415 shares issued and outstanding	1,972	1,972
Series C convertible preferred stock; $.01 par value, 3,200,000 shares authorized, 3,184,010 shares issued and outstanding	32	32
Series AA convertible preferred stock; $.01 par value, 5,000,000 shares authorized, 3,044,619 shares issued and outstanding	30	30
Additional paid-in capital	25,361	25,148
Accumulated deficit	(31,778)	(25,289)
Total stockholders’ equity (deficit)	(4,383)	1,893
Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$ 23,935	$ 19,669

See accompanying notes.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Consolidated Statements of Operations

	Year Ended March 31,
	2005	2004
	(Dollars in Thousands)
Revenues:
Capitation revenue	$ 56,764	$ 43,447
Administrative service revenue	2,135	2,543
Fee for service revenue	7,338	8,708
Total revenues	66,237	54,698
Cost of services – direct service costs	62,540	47,861
Gross profit	3,697	6,837

Operating costs and expenses:
Selling, general and administrative expense	8,332	6,983
Depreciation and amortization	1,356	1,961
Total operating costs and expenses	9,688	8,944

Loss from continuing operations	(5,991)	(2,107)

Other income (expense):
Interest and other income	187	142
Interest expense	(252)	(570)
Loss from continuing operations before income taxes and discontinue operations	(6,056)	(2,535)

Income tax benefit	91	98
Net loss from continuing operations	(5,965)	(2,437)
(Loss) income from discontinued operations	(524)	964
Net loss	$ (6,489)	$ (1,473)

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Consolidated Statements of Redeemable Preferred Stock and Stockholder’s Equity (Deficit)

Years Ended March 31, 2005 and 2004

(Dollars in Thousands)

	Series B Redeemable Preferred Stock		Series E Redeemable Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at March 31, 2003	705,006	5,356	1,606,922	12,049	1,708,650	17
Accretion to redemption value of Series B and Series E redeemable preferred stock	-	83	-	188	-	-
Conversion of preferred stock to common stock	(705,006)	(5,439)	(1,606,922)	(12,237)
Conversion of Series C notes to Series C preferred stock	-	-	-	-	195,488,765	1,955
Conversion of Series AA notes to Series AA preferred stock	-	-	-	-	-	-
Issuance of Series AA preferred stock, net of issuance cost of $25,000	-	-	-	-	-	-
Professional fees for recapitalization	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at March 31, 2004	-	-	-	-	197,197,415	1,972
Stock option compensation expense and other	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at March 31, 2005	-	$ -	-	$ -	197,197,415	$ 1,972

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Consolidated Statements of Redeemable Preferred Stock and Stockholder’s Equity (Deficit) (continued)

Years Ended March 31, 2005 and 2004

(Dollars in Thousands)

	Series A Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at March 31, 2003	565,007	$ 6	–	$ –	2,435,033	$ 24
Accretion to redemption value of Series B and Series E redeemable preferred stock	–	–	–	–	–	–
Conversion of preferred stock to common stock	(565,007)	(6)	–	–	(2,435,033)	(24)
Conversion of Series C notes to Series C preferred stock	–	–	3,184,010	32	–	–
Conversion of Series AA notes to Series AA preferred stock	–	–	–	–	–	–
Issuance of Series AA preferred stock, net of issuance cost of $25,000	–	–	–	–	–	–
Professional fees for recapitalization	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at March 31, 2004	–	–	3,184,010	32	–	–
Stock option compensation expense and other	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at March 31, 2005	–	$ –	3,184,010	$ 32	–	$ –

Continued on next page.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Consolidated Statements of Redeemable Preferred Stock and Stockholder’s Equity (Deficit) (continued)

Years Ended March 31, 2005 and 2004

(Dollars in Thousands)

	Series AA Convertible Preferred Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount
Balance at March 31, 2003	-	$ -	$ 3,883	$ (23,816)	$ (19,886)
Accretion to redemption value of Series B and Series E redeemable preferred stock	-	-	(271)	-	(271)
Conversion of preferred stock to common stock	-	-	15,751	-	17,676
Conversion of Series C notes to Series C preferred stock	-	-	3,152	-	3,184
Conversion of Series AA notes to Series AA preferred stock	2,919,619	29	2,890	-	2,919
Issuance of Series AA preferred stock, net of issuance cost of $25,000	125,000	1	124	-	125
Professional fees for recapitalization	-	-	(381)	-	(381)
Net loss	-	-	-	(1,473)	(1,473)
Balance at March 31, 2004	3,044,619	30	25,148	(25,289)	1,893
Stock option compensation expense and other	-	-	213	-	213
Net loss	-	-	-	(6,489)	(6,489)
Balance at March 31, 2005	3,044,619	$ 30	$ 25,361	$ (31,778)	$ (4,383)

See accompanying notes.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Consolidated Statements of Cash Flows

	Year Ended March 31,
	2005	2004
	(Dollars in Thousands)
Cash flows from operating activities
Cash received from customers	$ 56,644	54,627
Direct provider costs and claims settlements paid	(41,329)	(40,396)
Salary and benefits paid	(9,702)	(9,698)
Rent expense paid	(1,150)	(1,222)
Professional fees paid	(1,430)	(1,327)
Other operating expenses paid	(2,975)	(3,026)
Other income received	187	142
Interest expense paid	(175)	(192)
Income tax refunds received	4	67
Net cash provided by (used in) operating activities	74	(1,025)

Cash flows from investing activities
Purchases of property and equipment	(517)	(274)
Restricted deposits, net	(4,560)	249
Net cash used in investing activities	(5,077)	(25)

Cash flows from financing activities
Principal payments of capital lease obligations	(346)	(669)
Proceeds from issuance of promissory notes	-	2,823
Net proceeds from issuance of preferred stock	-	125
Proceeds from borrowing under line of credit facility	4,650	-
Deferred financing costs	(550)	-
Costs of recapitalization	(133)	(235)
Net cash provided by financing activities	3,621	2,044

Net (decrease) increase in cash and cash equivalents	(1,382)	994
Cash and cash equivalents, beginning of year	2,814	1,820
Cash and cash equivalents, end of year	$ 1,432	2,814

Continued on next page.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Consolidated Statements of Cash Flows

	Year Ended March 31,
	2005	2004
	(Dollars in Thousands)
Reconciliation of net loss to net cash provided by (used in) operating activities
Net loss from continuing operations	$ (5,965)	(2,437)
Adjustments to reconcile net loss from continuing operations to net cash used in continuing operations:
Depreciation and amortization	1,356	1,961
Stock option compensation	200	-
Increase in accounts receivable	(1,735)	(188)
(Increase) decrease in prepaid expenses and other current assets	107	(34)
Increase (decrease) in claims payable	3,341	(1,717)
Increase in accounts payable and accrued expenses	1,611	245
Increase in deferred revenue	680	-
Decrease in other assets	13	-
Increase in accrued interest on promissory notes	-	354
Deferred tax benefit	(98)	(98)
Net cash used in continuing operations	(490)	(1,914)

(Loss) income from discontinued operations	(524)	964
Adjustments to reconcile (loss) income from discontinued operations to net cash provided by discontinued operations:
Decrease in current assets of discontinued operations	238	884
Increase (decrease) in current liabilities of discontinued operations	850	(959)
Net cash provided by discontinued operations	564	889

Net cash provided by (used in) operating activities	$ 74	$ (1,025)

See accompanying notes.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Notes to Consolidated Financial Statements

1. Organization and Description of Business

CCS Consolidated, Inc., d/b/a CareGuide (the Company, or CCS) was incorporated on March 4, 1998. On April 10, 1998, the Company acquired the stock of Integrated Health Services Network, Inc. and IHS Network Services, Inc. from Integrated Health Services, Inc. (IHS). Subsequent to the acquisition, the name Integrated Health Services Network, Inc. was changed to Coordinated Care Solutions, Inc. During the fiscal year ended March 31, 2005, the Company began doing business under the CareGuide name.

The Company is a leading national care management organization that provides comprehensive care management services focused primarily on elderly and chronically ill populations. The Company brings to its partnerships with private and government payers a highly specialized infrastructure and multi-disciplinary clinical care management staff to improve the appropriateness and reduce the overall costs of care. The Company differentiates itself from Utilization Management companies by its focus on comprehensively managing care rather than concentrating solely on authorizing individual health care services. The Company is also unique in its integration of sophisticated risk assessment/stratification processes, clinical care management pathways, disease management protocols, intensive multi-disciplinary staffing, and credentialed post-acute specialty provider networks including the largest national network of field-based geriatric care managers.

The Company presently offers three major service-based products. (1) CCS Care Solutions™ provides a single point of care management access, services coordination and utilization management, quality management, and financial responsibility for acute in-patient rehab, skilled nursing facility, home health care, durable medical equipment, and home infusion services. In managing the post-acute care cycle, CCS focuses on identifying and implementing changes in the course of care for chronically-ill patients to reduce future hospital admissions and improve the quality of life as well as health for such patients and their family/caregivers. (2) CCS Continuous Care Management is CCS’ “disease management” product. It proactively identifies highest risk health plan members (typically the frail elderly and others with multiple chronic diseases), and provides comprehensive multi-disciplinary care planning and structured care management interventions to mitigate risk and improve health status and quality of life. (3) CCS CareGuide@Home™ is an elder care management program that uses CCS’ geriatric care manager network to provide in-home assessments, comprehensive care plans, and hands-on assistance to access community-based supportive services for homebound seniors and their family/caregivers.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Notes to Consolidated Financial Statements (continued)

1. Organization and Description of Business (continued)

The Company currently has post-acute care management contracts with health plans in the North Eastern United States covering a total of 93,000 Medicare, 631,000 commercial, and 137,000 Medicaid lives in the North Eastern United States. An additional 1.4 million members in Florida have access to the Company’s services through their health plans. In addition, approximately 1.3 million employees have access to CareGuide@Home™ through EAP work/life programs sold by CCS distributors.

The Company’s services are provided under a variety of contractual arrangements, including capitation, fee-for-service, and case rates. CCS also provides case management and disease management for administrative fees only. Contracts may include performance bonuses and shared cost savings arrangements.

2. Business Operations

The Company incurred a net loss of approximately $6,489,000 for the year ended March 31, 2005 and has a working capital deficiency of $3,205,000 at March 31, 2005. The Company’s ability to continue as a going concern is dependent upon achieving profitability from future operations sufficient to maintain adequate working capital. These financial statements have been prepared assuming the Company will continue as a going concern. Until the Company has sufficient profitable operations or other revenue generating activities to be self sufficient, the Company will remain dependent on other sources of capital. Currently, such capital has been obtained from the issuance of common and preferred stock and borrowings from a financial institution. The Company’s primary investors have guaranteed the borrowings from a financial institution (see Note 7) and on November 17, 2005 they committed to provide additional funding to the Company, if required, through December 1, 2006.

Management’s plans for dealing with the adverse effects of these conditions include entering into contracts with additional health plans, achieving positive gross margins by exiting or renegotiating under-performing contracts, reducing operating expenses by challenging staffing levels at all of the Company’s locations and considering strategic partnerships with other healthcare companies. However, there can be no assurance that the Company will be successful in achieving positive financial results.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies

Risks and Uncertainties

The Company’s business could be impacted by continuing price pressure on new and renewal business, the Company’s ability to effectively control provider costs, additional competitors entering the Company’s markets and changes in federal and state legislation or governmental regulations. Changes in these areas could adversely impact the Company’s financial position, results of operations and/or cash flows in the future.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coordinated Care Solutions, Inc. (formerly Integrated Health Services Network, Inc.), Coordinated Care Solutions, IPA, Inc., Coordinated Physician Solutions, Inc., Coordinated Care Solutions of Texas, Inc. (CCS of Texas), CareGuide, Inc., CCS Inc. of New Jersey, Coordinated Care Solutions of Connecticut, Inc., and IHS Network Services, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosures at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain prior year balances have been reclassified to agree with the current year presentation, primarily related to the discontinued operations. (See Note 4.) There was no effect from these reclassifications on the net loss reported in the prior year.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit, and amounts invested in short-term financial instruments with a maturity of three months or less from the date of acquisition, the use of which is not restricted.

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CCS Consolidated, Inc. and Subsidiaries

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Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company’s accounts receivable, which are unsecured, are due from companies who have contracted through the Company for care management. The Company does not charge interest on accounts receivable. Accounts receivable are recorded net of an estimated allowance for doubtful accounts in the accompanying financial statements, which is recorded primarily based upon an analysis of the individual accounts. Accounts are written off only after all collection efforts are exhausted.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to ten years. Leasehold improvements are amortized over the lesser of the remaining lease term or the asset’s useful life.

Intangible and Other Assets

Intangible and other assets consist primarily of a website, trademarks, and goodwill associated with acquisitions. The Company periodically reviews the carrying value of goodwill to assess recoverability and impairment.

Restricted Cash

On March 31, 2001, the Company was licensed to operate as a limited service HMO in the State of Texas. In accordance with the regulations of the Texas Department of Insurance, the Company is required to maintain a statutory deposit of $1,075,000 in a restricted account. Interest earned on these funds accrues to the Company. During the fiscal year ended March 31, 2004, the Company was authorized by the Texas Department of Insurance to reduce the amount of the deposit to $325,000. The $750,000 that was released by the Texas Department of Insurance was used to settle claims with providers. At March 31, 2005 and 2004, the Company included the deposits of $325,000 in current assets of discontinued operations (see Note 4) in the consolidated balance sheets. The Company also included a certificate of deposit in the amount of $500,000 in current assets of discontinued operations (see Note 4) in the consolidated balance sheets. This $500,000 certificate of deposit represents security for an unconditional, irrevocable letter of credit for the benefit of Oxford Health Plans (Oxford).

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CCS Consolidated, Inc. and Subsidiaries

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Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

In addition, in connection with several of the Company’s customer contracts and office leases, the Company is required to maintain unconditional, irrevocable letters of credit totaling $9,681,000 and $7,334,000 at March 31, 2005 and 2004, respectively. At March 31, 2005 and 2004, the Company has secured these letters of credit by establishing certificates of deposit totaling $10,335,000 and $6,834,000, respectively. These certificates of deposit are included in restricted cash in the consolidated balance sheets.

At March 31, 2005, the Company has also included a money market deposit of $939,000 in restricted cash. This money has been reserved in a separate bank account under the terms of a guarantee provision of a contract with a health plan. Although no formal letter of credit agreement exists, it is the intention of the agreement that this money is restricted. In addition, at March 31, 2005, CCS New Jersey, Inc. was required to deposit $120,000 with the State of New Jersey as a condition of licensure as an Organized Delivery System in New Jersey. This deposit is included as restricted cash in the consolidated balance sheets.

The portion of restricted cash that is available and that the Company intends to use to satisfy current liabilities is included in current assets. The fair value of restricted cash approximates its carrying value.

Long-Lived Assets

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (SFAS No. 144) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board (APB) Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. The Company periodically reviews the carrying value of its long-lived assets to assess recoverability and impairment.

Claims Payable

The Company provides for claims incurred but not yet reported based primarily on past experience, together with current factors, using generally accepted actuarial methods. Estimates are adjusted as changes in these factors occur and such adjustments are reported in the year of determination. Although it is reasonably possible that actual results could vary materially from recorded claims in the near term, management believes that recorded reserves are adequate.

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CCS Consolidated, Inc. and Subsidiaries

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Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

The estimates for claims payable are continually reviewed and adjusted as necessary, as experience develops or new information becomes known. Such adjustments are included in current operations. Costs of services for the year ended March 31, 2005 includes a benefit of approximately $1,656,000 related to the favorable settlement of claims for services incurred prior to March 31, 2004. Costs of services for the year ended March 31, 2004 includes a benefit of approximately $1,593,000 related to the favorable settlement of claims for services incurred prior to March 31, 2003.

Revenue

Capitated fees are due monthly and are recognized as revenue during the period in which the Company is obligated to provide services to members. Administrative fees are recognized during the period in which case management and disease management services are provided. Fee-for-service revenues are recognized during the period in which the related services are provided to members. Fees received in advance are deferred to the period in which the Company is obligated to provide service to members.

Certain of the Company’s receivables are based on contractual arrangements which may be subject to retroactive adjustments as final settlements are determined. Such amounts are accrued on an estimated basis in the period the related services are rendered and are adjusted in future periods upon final settlement.

For the years ended March 31, 2005 and 2004, approximately 68% and 73%, respectively, of the Company’s total revenue from continuing operations was earned under contracts with affiliates of a single company, Health Net, Inc. (Health Net). In addition, during the year ended March 31, 2005, approximately 28% of the Company’s total revenue was earned under contracts with Aetna Health Plans (Aetna).

Other than these customers, no other one customer accounted for more than 10% of the Company’s total revenue for the years ended March 31, 2005 and 2004. Effective May 1, 2005, the Company’s contract with Health Net in Connecticut was amended from a risk bearing contract to a fee based contract. (See Note 15.) Additionally, the Company has obtained new customers during and subsequent to fiscal year ended March 31, 2005. The Company believes that these measures will ultimately reduce the revenue concentration with Health Net and Aetna.

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CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Direct Service Costs

Direct service costs are comprised principally of expenses associated with providing the Company’s services, including third-party network provider charges. The Company’s direct service costs require pre-authorization and are recognized in the month in which services are rendered. Network provider and facility charges for authorized services that have not been billed to the Company (known as incurred but not reported expenses) are estimated and accrued based on the Company’s historical experience, current enrollment statistics, patient census data, adjudication decisions and other information. The liability for such costs is included in the caption “Claims payable” in the accompanying consolidated balance sheets.

Income Taxes

The Company’s provision for income taxes includes federal and state income taxes currently payable and changes in deferred tax assets and liabilities, excluding the establishment of deferred tax assets and liabilities related to acquisitions. Deferred income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes and represent the estimated future tax effects resulting from temporary differences between financial and tax reporting bases of certain assets and liabilities. In addition, future tax benefits, such as net operating loss (NOL) carryforwards, are required to be recognized to the extent that realization of such benefits is more likely than not.

Stock-Based Compensation Plans

SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), defines a fair value method of accounting for stock options and similar equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is generally the vesting period. As permitted by SFAS No. 123, however, the Company has elected to continue to recognize and measure compensation for its stock rights and stock option plans in accordance with the existing provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25).

Accordingly, no compensation cost is recognized for stock option awards granted to employees with an exercise price at or above fair market value of the Company’s common stock.

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Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

The Company’s proforma net loss with related weighted-average assumptions, assuming the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation, using the Black-Scholes Option Pricing Model, are indicated below (dollars in thousands):

	Year Ended March 31,
	2005	2004

Net loss, as reported	$ (6,489)	$ (1,473)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(69)	(124)
Proforma net loss	$ (6,558)	$ (1,597)

Weighted-average assumptions
Risk free interest rate	-	2.83%
Dividend yield	-	–
Volatility factors	-	0%
Weight average life (years)	-	5

Using the Black-Scholes Option Pricing Model, the estimated weighted-average fair value per option granted in 2004 was $0.00. The Company did not grant any employee options during the year ended March 31, 2005.

The Black-Scholes Option Pricing Model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different than those of traded options, and because changes in the assumptions can materially affect the fair value estimate, in management’s opinion, the existing models may not necessarily provide a reliable single measure of the fair value of its employee stock options.

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Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited by the fact that the Company’s customers are large and well established companies. At March 31, 2005 and 2004, approximately $2,381,000 and $2,706,000, respectively, of the Company’s total accounts receivable were due from Health Net. At March 31, 2005, approximately $1,766,000 of the Company’s total accounts receivable were due from Aetna.

Goodwill and Indefinite Lived Intangible Assets

In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations (SFAS No. 141), and SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet in order to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. SFAS No. 142 requires that goodwill and intangible assets with indeterminable useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144.

As of March 31, 2005 and 2004, the Company completed its annual impairment tests as required by SFAS No. 142 noting no impairment.

Recently Issued Accounting Pronouncements

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based

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Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company will be required to apply SFAS No. 123(R) as of April 1, 2006. Early adoption will be permitted in periods in which financial statements have not yet been issued. The Company expects to adopt SFAS No. 123(R) on April 1, 2006.

SFAS No. 123(R) can be adopted under two methods, the modified prospective or the modified retrospective applications. Under the modified prospective application, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the effective date should be recognized as the requisite service is rendered on or after the effective date. The compensation cost for that portion of awards should be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosure under SFAS No. 123. Changes to the grant-date fair value of awards granted before the effective date of this statement are precluded. The compensation cost for those earlier awards should be attributed to periods beginning on or after the effective date of this statement using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur should be continued. Any unearned or deferred compensation related to those earlier awards should be eliminated against the appropriate equity accounts. The modified retrospective application may be applied to all prior years that SFAS No. 123 was effective or only to prior interim periods in the year of initial adoption if the effective date of SFAS No. 123(R) does not coincide with the beginning of the fiscal year. The Company has not yet determined if it will use the modified prospective or modified retrospective method. The impact of adoption of SFAS No. 123(R), which may be material, cannot be predicted at this time partly because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, its impact would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss in Stock-Based Compensation Plans above.

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Notes to Consolidated Financial Statements (continued)

4. Discontinued Operations

During the year ended March 31, 2005, the Company decided to terminate its contractual relationship with Oxford which constituted an operating segment. Pursuant to the contract termination provisions, the Company performed under the terms of the contract through May 31, 2005 and provided transitional assistance to the members through July 31, 2005. The Company has no continuing involvement thereafter. Therefore, the operations of Oxford are accounted for as discontinued operations, and accordingly, the operating results and related assets and liabilities of Oxford are segregated in the accompanying consolidated financial statements. The results of the Oxford contract for the year ended March 31, 2004 have been reclassified to reflect this contract as a discontinued operation to conform to current year presentation.

The Oxford contract included risk sharing provisions and provided for an annual settlement after the conclusion of each contract year. Subsequent to March 31, 2005, Oxford submitted its calculation of the amount due from the Company for the contract year ended December 31, 2004 which included many matters which management believes are contrary to the terms of the contract, and management notified Oxford of the disputed items. Oxford does not agree with the Company’s position on these matters, and Oxford drew down a $500,000 letter of credit that had been established for Oxford’s benefit pursuant to this contract. At March 31, 2005, the Company has recorded a liability based upon management’s best estimate of the ultimate liability to settle the contractual dispute with Oxford for services rendered through March 31, 2005.

During the year ended March 31, 2003, the Company decided to cease operations in Texas and begin the process of dissolving CCS of Texas. The operations of CCS of Texas are accounted for as discontinued operations, and accordingly, the operating results and related assets and liabilities of CCS of Texas are segregated in the accompanying consolidated financial statements.

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Notes to Consolidated Financial Statements (continued)

4. Discontinued Operations (continued)

Results of the discontinued operations consist of the following (dollars in thousands):

	Year Ended March 31,
	2005	2004

Revenues from Oxford	$ 16,537	$ 16,614
Revenues from CCS of Texas	3	4
Total revenues from discontinued operations	16,540	16,618
Cost and expenses from Oxford	(17,062)	(15,699)
Costs and expenses from CCS of Texas	(2)	(45)
Total costs and expenses from discontinued operations	(17,064)	(15,654)
(Loss) income from discontinued operations	$ (524)	$ 964

In connection with the discontinuation of the Company’s Texas operations, the remaining long-lived assets associated with the operations of CCS of Texas have been transferred to the Company’s corporate headquarters. No tax expense or tax benefit has been allocated to the above results of discontinued operations, since no such expense or benefit would have been recorded by Oxford or CCS of Texas on a separate return basis.

5. Property and Equipment

Property and equipment consisted of the following (dollars in thousands):

	March 31,
	2005	2004

Computer equipment and software	$ 3,782	$ 3,319
Furniture and equipment	1,181	1,173
Equipment held under capital leases	2,665	2,623
Leasehold improvements	1,235	1,231
	8,863	8,346
Accumulated depreciation	(6,887)	(5,906)
Total property and equipment, net	$ 1,976	$ 2,440

Depreciation and amortization expense related to property and equipment was approximately $981,000 and $1,661,000 for the years ended March 31, 2005 and 2004, respectively.

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Notes to Consolidated Financial Statements (continued)

6. Professional Malpractice Insurance

The Company maintains general liability and professional malpractice liability insurance on its staff and other insurance coverages appropriate for its operations. The general liability policy is occurrence based and provides coverage of $1,000,000 per occurrence and $2,000,000 in the aggregate. The professional liability policy is on a claims made basis and provides coverage for professional medical activities. This policy provides coverage of $3,000,000 per occurrence and $3,000,000 in the aggregate, subject to a deductible of $250,000 per claim and annual aggregate. In addition, the Company maintains an umbrella policy which provides coverage of $10,000,000 per claim and in the aggregate.

7. Long-Term Obligations

Note Payable

Pursuant to the acquisition described in Note 1, the Company issued a $300,000 promissory note which bore interest at an annual rate of 6% and matured on April 10, 2003. After that date, interest accrued at 12% compounded monthly. Accrued interest payable at March 31, 2005 and 2004 was approximately $189,000 and $139,000, respectively. As of March 31, 2005, the Company has not repaid the note.

Line of Credit

The Company has an $8,000,000 revolving line of credit (the Line of Credit) with an outside lender for working capital purposes. The Line of Credit bears interest at the outside lender’s prime rate plus 1%, which was 6.75% and 5.00% at March 31, 2005 and 2004, respectively, and is scheduled to expire on October 22, 2006. The Line of Credit is collateralized by all of the Company’s assets, including its investment in all of its subsidiaries. In addition, the outside lender required that the Company obtain unconditional guarantees (the Guarantees) from its primary investors. Under the terms of the Guaranties, each participating primary investor unconditionally and irrevocably guarantees prompt and complete payment of its pro rata share of the amount the Company owes under the Line of Credit. As of March 31, 2005 and 2004, $6,150,000 and $1,500,000, respectively, was outstanding under the Line of Credit. During June 2005, the Company borrowed an additional $1,200,000 under the Line of Credit bringing the total amount outstanding under the Line of Credit to $7,350,000.

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Notes to Consolidated Financial Statements (continued)

7. Long-Term Obligations (continued)

In exchange for the Guarantees, the primary investors were issued 2,000,000 stock purchase warrants (the Guarantee Warrants) to purchase the Company’s Series AA Convertible Preferred Stock, par value of $.01 per share. The Guarantee Warrants have a ten year term through November 17, 2014 and vest quarterly, beginning February 17, 2005, over the remaining term of the Line of Credit. The Guarantee Warrants vest proportionately; based on the outstanding balance of the Line of Credit as a percentage of the total available amount under the Line of Credit at each quarterly vesting date. At March 31, 2005, approximately 109,000 of the Guarantee Warrants were vested.

Convertible Notes

In May 2002, the Company issued approximately $2,715,000 in promissory notes (the Notes) to an investor group, which was comprised of several of the Company’s current investors. The Notes bore interest at 9% per year and were scheduled to expire on June 14, 2002. On February 7, 2003, the holders of the Notes entered into a securities purchase agreement (the Securities Purchase Agreement), pursuant to which the holders of the Notes exchanged them for Secured Convertible Promissory Notes (the Convertible Notes), which bore interest at 9%. All principal and accrued interest was due in a single payment on July 7, 2004. In addition, under the terms of the Securities Purchase Agreement all of the shares of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock then held by the holders of the Notes were converted into Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, respectively (see Notes 8 and 9).

On July 16, 2003, the Company issued approximately $2,823,000 in convertible notes (the Bridge Notes) to an investor group, which was comprised of several of the Company’s current investors. The Bridge Notes bore interest at 5% per year and all principal and accrued interest was due in a single payment on December 31, 2004.

On March 23, 2004, the principal and the accrued interest of approximately $469,000 under the Convertible Notes were converted into 3,184,010 shares of Series C Convertible Preferred Stock. On the same date, the principal and the accrued interest of approximately $96,000 due under the Bridge Notes was converted into 2,919,619 shares of Series AA Convertible Preferred Stock (see Note 9).

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Notes to Consolidated Financial Statements (continued)

7. Long-Term Obligations (continued)

Capital Lease Obligations

The Company has entered into various lease arrangements, which expire through 2007 for certain computer hardware, software, and office equipment. Such arrangements transfer to the Company substantially all of the risks and benefits of ownership of the related assets. The assets have been capitalized and obligations have been recorded as capital lease obligations.

As of March 31, 2005, the approximate future minimum annual lease payments required under capital lease obligations are as follows (dollars in thousands):

Year ending March 31:
2006	$ 286
2007	112
Total minimum lease payments	398
Less: Amount representing interest	(18)
Capital lease obligation	$ 380

8. Redeemable Preferred Stock

In July 2001, the Company adopted the Second Amended and Restated Certificate of Incorporation designating 608,049 shares of the Company’s 5,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock (the Initial Series B Preferred Stock) with a par value of $0.01 per share. The Initial Series B Preferred Stock was convertible into shares of the Company’s common stock at an initial conversion price of $9.38 per share. The conversion price may have been adjusted upon the occurrence of certain events, including the sale of additional securities, distributions and the declaration of dividends. In addition, after the seventh anniversary of the initial issuance date of the Initial Series B Preferred Stock, the Initial Series B Preferred Stock was mandatorily redeemable for cash upon the election of the holders of at least a majority of the then outstanding shares of the Initial Series B Preferred Stock. Under the terms of the Second Amended and Restated Certificate of Incorporation, the holders could require the Company to redeem the Initial Series B Preferred Stock in twelve equal quarterly installments at a redemption price equal to the then conversion price per share as adjusted for stock splits, dividends, or other similar changes to the Company’s capital structure.

On July 16, 2001, the Company issued 533,049 shares of Initial Series B Preferred Stock to two institutional investors and received proceeds of approximately $5,000,000.

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Notes to Consolidated Financial Statements (continued)

8. Redeemable Preferred Stock (continued)

In October 2001, the Company adopted the Third Amended and Restated Certificate of Incorporation which amended and restated the Second Amended and Restated Certificate of Incorporation in its entirety. The Third Amended and Restated Certificate of Incorporation increased the total authorized shares of preferred stock to 7,000,000 and increased the total authorized shares of Series B Convertible Preferred Stock (the Series B Preferred Stock) to 3,213,844.

In February 2003, the Company adopted the Fourth Amended and Restated Certificate of Incorporation which amended and restated the Third Amended and Restated Certificate of Incorporation in its entirety. Among other items, the Fourth Amended and Restated Certificate of Incorporation increased the total authorized shares of common stock to 25,000,000 and preferred stock to 11,000,000, and designated three additional classes of convertible preferred stock, classes C, D, and E. The Fourth Amended and Restated Certificate of Incorporation designated 1,100,000 shares, 2,435,033 shares, and 1,783,809 shares as Series C Convertible Preferred Stock (the Series C Preferred Stock), Series D Convertible Preferred Stock (the Series D Preferred Stock) and Series E Convertible Preferred Stock (the Series E Preferred Stock), respectively. In addition, the number of shares designated as Series B Preferred Stock was reduced to 2,311,928. The Series C and E Preferred Stock were redeemable.

On March 23, 2004, the Company adopted the Fifth Amended and Restated Certificate of Incorporation which amended and restated the Fourth Amended and Restated Certificate of Incorporation in its entirety. Among other items, the Fifth Amended and Restated Certificate of Incorporation increased the total authorized shares of common stock to 750,000,000 and preferred stock to 13,600,000. The Fifth Amended and Restated Certificate of Incorporation contained certain redemption provisions. On March 25, 2004, the investors of the Company entered into a waiver agreement whereby they waived any Redemption Rights under the Fifth Amended and Restated Certificate of Incorporation.

On October 2, 2001, the Company issued 2,311,928 shares of Series B Preferred Stock to several institutional investors in exchange for (1) 608,049 shares of the Initial Series B Preferred Stock, valued at $9.38 per share, (2) proceeds of approximately $11,670,000, net of offering costs of approximately $1,330,000 and (3) satisfaction of amounts due to one of the investor groups of approximately $703,000. The placement agent was awarded a warrant to purchase 69,358 shares of common stock at $8.09 in connection with the issuance of the Series B Preferred Stock. This warrant expires on October 2, 2006. Under the terms of the Securities Purchase Agreement (see Note 7), the exercise price of this warrant was reduced to $4.24 per share.

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Notes to Consolidated Financial Statements (continued)

8. Redeemable Preferred Stock (continued)

In conjunction with the issuance of the 2,311,928 shares of Series B Preferred Stock, each investor was issued warrants to purchase the Company’s common stock. Each investor purchased, approximately one warrant for each 4 1/3 shares of Series B Preferred Stock purchased, for a total of 533,168 warrants (the Series B Warrants). Each Series B Warrant entitles the holder to purchase a share of the Company’s common stock at a price of $8.77 (as adjusted from time to time, for among other things, dividends, recapitalization or mergers or consolidations of the Company), per share at any time for the six year period commencing on the date of issuance. The estimated fair value of the Series B Warrants at the date of issuance was approximately $363,000.

Under the terms of the Securities Purchase Agreement, effective February 7, 2003, all of the shares of Series B Preferred Stock which were then held by the holders of the Notes were converted into shares of Series E Preferred Stock. As a result, 1,606,922 shares of Series B Preferred Stock were exchanged for 1,606,922 shares of Series E Preferred Stock. In addition, the 370,828 Series B Warrants then held by the holders of the Notes were cancelled in conjunction with this conversion.

Prior to their conversion on March 23, 2004, the Series B Preferred Stock and the Series E Preferred Stock were being accreted up to their redemption values of approximately $5,703,000 and $13,000,000, respectively, over the five-year period ending February 6, 2008 (which was the earliest possible redemption date) through periodic charges to additional paid in capital. For the year ended March 31 2004, the Company recorded accretion of approximately $271,000.

On March 23, 2004, all of the then outstanding redeemable preferred stock of the Company was converted to common stock as follows:

Series	Shares Outstanding Before Conversion	Conversion Rate	Shares of Common Issued on Conversion

Series B Preferred	705,006	1/1	705,006
Series E Preferred	1,606,922	101.648489/1	163,341,194
Total common shares issued			164,046,200

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Notes to Consolidated Financial Statements (continued)

9. Stockholders’ Equity

Series A and D Preferred Stock

On April 10, 1998, the Company issued 3,000,040 shares of Series A Convertible Preferred stock, $.01 par value, at $1 per share (the Series A Preferred Stock). Under the terms of the Securities Purchase Agreement (see Note 7), effective February 7, 2003 all of the shares of Series A Preferred Stock which were then held by the holders of the Notes were converted into shares of Series D Preferred Stock. As a result, 2,435,033 shares of Series A Preferred Stock were exchanged for 2,435,033 shares of Series D Preferred Stock.

On March 23, 2004, all of the outstanding shares of the Series A Convertible Preferred Stock and the Series D Convertible Preferred Stock were converted into common stock as follows:

Series	Shares Outstanding Before Conversion	Conversion Rate	Shares of Common Issued on Conversion

Series A Preferred	565,007	3/2	847,086
Series D Preferred	2,435,033	12.564708/1	30,595,479
Total common shares issued			31,442,565

Series C and Series AA Convertible Preferred Stock

Under the terms of the Fifth Amended and Restated Certificate of Incorporation, the Company designated 3,200,000 shares of Series C Participating Preferred Stock with a par value of $0.01 per share. This agreement contained provisions that allowed a majority of the holders of the Series C Preferred Stock to redeem their shares for cash. However, these shareholders have since waived those rights. As discussed in Note 7, the Convertible Notes were exchanged for 3,184,010 shares of the Series C Preferred Stock on March 23, 2004 at an issue price of $1.00 per share.

The Series C Preferred Shares are convertible into common shares under a conversion formula. The initial conversion price is $0.011940 per share. The shares may be converted into common stock at the option of the holder at any time provided that the issuer surrenders his preferred stock certificates. The Series C Preferred Shares are subject to automatic conversion into

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Notes to Consolidated Financial Statements (continued)

9. Stockholders’ Equity (continued)

common stock under certain conditions. These conditions include 1) the receipt of funds under an initial public offering with proceeds in excess of $25,000,000 and a share price of at least $3.00 per share or 2) consent of a majority of the Series C Preferred Stock ownership.

Under the terms of the Fifth Amended and Restated Certificate of Incorporation, the Company designated 5,000,000 shares of Series AA Participating Preferred Stock with a par value of $0.01 per share. This agreement contained provisions that allowed a majority of the holders of the Series AA Preferred Stock to redeem their shares for cash. However, these shareholders have since waived those rights. As discussed in Note 7, the Bridge Notes were exchanged for 2,919,619 shares of the Series AA Preferred Stock on March 23, 2004 at an issue price of $1.00 per share. In addition, 125,000 shares of Series AA Preferred Stock were issued on that date to two additional investors in exchange for cash of $125,000.

In conjunction with the issuance of the Series AA Preferred Stock, the Company issued warrants to purchase 25,000 shares of Series AA Preferred Stock to a placement agent. Each Series AA Preferred Warrant entitles the holder to purchase a share of the Series AA Preferred Stock at a price of $0.01 per share at any time for the ten-year period commencing on the date of issuance. The estimated fair value of the Series AA Preferred Warrants at the date of issuance was $25,000, which was allocated to additional paid-in capital and recorded as a cost to issue the 125,000 shares of Series AA Preferred Stock.

The Series AA Preferred Shares are convertible into common shares at a conversion price determined under a conversion formula. The initial conversion price is $0.073692 per share. The shares may be converted into common stock at the option of the holder at any time provided that the issuer surrenders the preferred stock certificates. The Series AA Preferred Shares are subject to automatic conversion into common stock under certain conditions. These conditions include 1) the receipt of funds under an initial public offering with proceeds in excess of $25,000,000 and a share price of at least $3.00 per share and 2) consent of a majority of the Series AA Preferred Stock ownership.

The owners of the Preferred Shares are entitled to voting rights on all corporate matters in proportion to the number of common shares into which their Preferred Stock holdings would be converted. In addition, approval of the majority of the Series AA Preferred Shares is required for various corporate actions, including entering into an agreement to sell the Company, making acquisitions in excess of $30 million, and changing the capitalization of the Company.

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Notes to Consolidated Financial Statements (continued)

9. Stockholders’ Equity (continued)

The holders of the Series AA Preferred Shares receive dividend preference over all other classes of stock. If declared by the Board, the Series AA dividends accrue on a daily basis at an annual rate of $0.05 per share from the date of issuance. Subordinate to the dividend rights of the Series AA Preferred Stockholders, the holders of the other classes of stock (including the Series AA Preferred) are entitled to receive any dividends declared on the basis of the number of common shares that would exist if all shares were converted into common stock.

In the event of a corporate liquidation, the Series AA Preferred Stockholders will receive $3.00 per share of the assets available for distribution prior to distribution to other classes of stock. Should the amount of assets available for distribution be less than $3.00 per Series AA Preferred Share, the Series AA Preferred Shareholders will divide the assets proportionately to their Series AA interest. Once the Series AA Preferred Shareholders’ liquidation preference is satisfied, the Series C Preferred Shareholders would receive liquidation preference in the amount of $2.00 per share. After the Series AA Preferred Shareholders and Series C Preferred Shareholders receive their preferential amounts, all remaining assets of the Company would be distributed amongst all shareholders (including the Preferred Shareholders) assuming all Preferred Shares were converted into common.

The Company has reserved shares of common stock for the following issues as of March 31, 2005 and 2004:

Conversion of Series C Preferred Stock	266,667,505
Conversion of Series AA Preferred Stock	41,315,462
Exercise of common stock warrants	69,358
Exercise of options	89,189,700
397,242,025

The above table includes only those outstanding securities which are convertible directly into shares of common stock. There are warrants outstanding to purchase 2,025,000 shares of Series AA Preferred Stock which could in turn be converted into 27,479,240 shares of common stock.

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Notes to Consolidated Financial Statements (continued)

10. Intangible and Other Assets

The Company’s intangible and other assets consisted of the following (dollars in thousands):

	March 31
Description	2005	2004

Goodwill related to acquisition of Company	$ 488	$ 488
CareGuide trademark acquired July 2001	1,513	1,513
CareGuide website acquired July 2001	1,430	1,430
	3,431	3,431
Accumulated amortization	(1,235)	(935)
Net intangible assets	2,196	2,496
Gross deferred financing costs	550	-
Accumulated amortization of deferred financing costs	(75)	-
Net deferred financing costs	475	-
Security deposits	104	117
Total intangibles and other assets, net	$ 2,775	$ 2,613

The website is subject to amortization and is being amortized over a five-year life, while the acquired trademarks are classified as intangible assets with indeterminable lives and are not subject to amortization. The goodwill related to the initial acquisition of the Company is also not subject to amortization, but is tested for impairment annually. Amortization expense related to acquired intangible assets was approximately $300,000 for each of the years ended March 31, 2005 and 2004. Estimated remaining amortization expense is as follows (dollars in thousands):

Year ending March 31:
2006	$ 300
2007	87

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Notes to Consolidated Financial Statements (continued)

11. Income Taxes

The components of the income tax benefit consist of the following:

	Year Ended March 31
	2005	2004
	(Dollars in Thousands)

Current	$ (7)	$ –
Deferred	98	98
Total	$ 91	$ 98

The tax-effected components of deferred income tax assets and liabilities consist of the following:

	March 31,
	2005	2004
	(Dollars in Thousands)
Deferred income tax assets:
Goodwill impairment charge	$ 638	$ 638
Goodwill amortization	156	99
Allowance for doubtful accounts	127	799
Depreciation	93	-
Net operating losses – Federal	9,247	7,036
Net operating losses – State	2,505	2,011
Reserve for Oxford losses	416	-
Deferred revenue	283	-
Accrued liabilities	450	187
Stock option compensation expense	83	–
Other	22	23
	14,020	10,793
Less valuation allowance	(13,972)	(10,738)
Net deferred income tax assets	48	55
Deferred income tax liabilities:
Depreciation	-	(36)
Other	(48)	(19)
Amortization of web site	(126)	(224)
Net deferred tax liability	$ (126)	$ (224)

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Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

The reconciliation of the expected income tax benefit (expense) with the actual income tax benefit (expense) reported for the years ended March 31, 2005 and 2004 computed on loss before income taxes at federal statutory rates is as follows:

	2005	2004

Tax at federal statutory rate	34.0%	34.0%
State income taxes, net of federal income tax benefit	7.6	7.4
Nondeductible items	(0.2)	(0.8)
Change in valuation allowance	(41.4)	(40.6)
Other – amortization of web site	1.5	6.2
	1.5%	6.2%

SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all of the evidence, both positive and negative, management has determined that a valuation allowance of approximately $13,972,000 and $10,738,000 is necessary at March 31, 2005 and 2004, respectively to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in valuation allowance for the years ended March 31, 2005 and 2004 was approximately $3,234,000 and $597,000, respectively.

At March 31, 2005, the Company has available federal net operating losses (NOLs) of approximately $27,198,000 expiring in 2022, 2024 and 2025.

In addition, the Company has available state NOLs of approximately $33,005,000 expiring in 2022, 2024, and 2025.

As a result of prior changes in capital structure, the Company may have had a change of ownership as defined by the Internal Revenue Code Section 382. As a result, a substantial annual limitation may be imposed upon the future utilization of its net operating loss carryforwards. At this point in time, the Company has not completed a change in ownership study and the amounts of any such limitations are not known.

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Notes to Consolidated Financial Statements (continued)

12. Employee Benefit Plan

The Company has a 401(k) savings plan covering substantially all eligible employees who have completed 90 days of active employment. Under the plan, an employee may elect to contribute on a pre-tax basis to a retirement account up to 15% of the employee’s compensation up to the maximum annual contribution permitted by the Internal Revenue Code. The Company matches employee contributions on a discretionary basis as determined by the Company’s board of directors. The Company made discretionary contributions to the 401(k) savings plan of approximately $71,000 and $77,000 during the years ended March 31, 2005 and 2004, respectively.

13. Stock Options

The Company adopted a plan referred to as the CCS, Inc. Stock Option Plan (the Plan) in June 1998. The Fifth Amended and Restated Certificate of Incorporation provided that the Company could grant up to 89,189,700 stock options (the Options) to purchase shares of common stock to key employees and directors of the Company as well as consultants and advisors to the Company. The Plan provides that the exercise price shall be at least equal to the fair market value of the shares of common stock on the grant date. All options can have a term of ten years.

On March 22, 2005, the Company entered into a separation agreement (the Agreement) with its former chief operating officer (the Officer). Under the terms of the Agreement, the Officer was granted an option to purchase 23,783,920 shares of the Company’s common stock at an exercise price of $0.01 per share. The options have a five year term from February 1, 2005 (the Termination Date). During the year ended March 31, 2005, the Company recognized approximately $200,000 of compensation expense associated with this grant.

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Notes to Consolidated Financial Statements (continued)

13. Stock Options (continued)

A summary of the status of and the changes in the options outstanding during the years ended March 31, 2005 and 2004 is presented below:

	Shares	Weighted Average Exercise Price

Outstanding at March 31, 2003	1,469,414	$ 2.36
Granted	11,148,712	0.01
Exercised	–	–
Forfeited	(114,050)	(3.90)
Outstanding at March 31, 2004	12,504,076	0.24
Granted	23,783,920	0.01
Exercised	–	–
Forfeited	(385,450)	(1.66)
Outstanding at March 31, 2005	35,902,546	$ 0.07

The following table summarizes information about options outstanding at March 31, 2005:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.01	34,932,632	4.6	$0.01	34,932,632	$0.01
0.37	75,000	3.2	0.37	75,000	0.37
1.00	587,500	7.0	1.00	537,500	1.00
3.33	75,000	3.9	3.33	75,000	3.33
4.00	41,200	4.6	4.00	40,200	4.00
6.50	152,714	6.7	6.50	132,428	6.50
8.50	38,500	5.2	8.50	38,500	8.50
$0.01 - $8.50	35,902,546			35,831,260

33

CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Notes to Consolidated Financial Statements (continued)

14. Commitments and Contingencies

Commitments

The Company has operating lease agreements principally for its corporate office space and for certain contract site offices. Future minimum lease payments under noncancelable operating leases as of March 31, 2005 are as follows (dollars in thousands):

	Operating Leases	Non-cancelable Sub Leases	Net
Year ending March 31
2006	$ 2,138	$ (707)	$ 1,431
2007	1,817	(456)	1,361
2008	1,228	(466)	762
2009	1,228	(475)	753
2010	1,228	(485)	743
Thereafter	409	(164)	245
	$ 8,048	$ (2,753)	$ 5,295

Net rent expense for the years ended March 31, 2005 and 2004 was approximately $1,453,000 and $1,042,000, respectively. The rent expense for the fiscal year ended March 31, 2005 includes approximately $498,000 of future rental payments related to the unoccupied office space of the Company’s headquarters in Coral Springs, Florida, which the Company has been unable to sublease and for which there are no plans for future use.

Employment Agreements

The Company has entered into employment agreements with certain management employees, which include, among other things, annual base salaries, non-competition provisions, salary continuation benefits, performance bonuses based upon the overall profitability of the Company and certain other non-cash benefits, including life, health and disability insurance. Employment agreements are automatically renewed for successive one-year terms.

34

CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Notes to Consolidated Financial Statements (continued)

14. Commitments and Contingencies (continued)

Provisions of Contractual Arrangements

The Company enters into contracts in the ordinary course of business which include reconciliation or savings sharing provisions. In such contracts, savings achieved by the Company against contractual benchmarks are measured to determine a potential penalty or bonus to be paid by or to the Company. No additional revenue is recognized under the contractual provisions until the amount is estimable and realization is reasonably assured. At this time, the Company has no losses under such arrangements which appear to be probable of assertion and for which a reasonable estimate can be determined.

Litigation

During the fiscal year ended March 31, 2005, the Company settled a lawsuit with the State of Florida (the State). The Company and the State filed lawsuits against each other related to amounts due under a disease management contract that the Company managed for the State. Under the terms of this settlement, the Company agreed to pay the State a total of $500,000 over a three-year period beginning April 1, 2005. The Company recorded the settlement plus the estimated remaining legal costs in the accompanying consolidated financial statements for the fiscal year ended March 31. 2005. The Company paid the first $100,000 installment during April 2005.

In addition to the above, the Company is subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company’s results of operations or financial position.

15. Subsequent Events

Effective May 1, 2005, the Company and Health Net amended the terms of their contract for the Connecticut business. The contract converted from a risk arrangement to an administrative fee only arrangement under which the Company receives a predetermined per member per month fee.

35

CCS Consolidated, Inc. and Subsidiaries

d/b/a CareGuide

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events (continued)

On September 19, 2005, the Company entered into an Agreement and Plan of Merger with Patient Infosystems, Inc. (“PATY”) and PATY Acquisition Corp. Under the terms of the Agreement, the Company would be merged with PATY Acquisition Corp. (a wholly owned subsidiary of PATY). The Company would be the surviving entity of the merger, and would therefore become a wholly owned subsidiary of PATY. The shareholders of the Company will receive 65% of the voting stock of PATY in exchange for their interest in the Company. The merger is expected to close by December 15, 2005; but closing is subject to several conditions including regulatory approval, PATY must raise $6,000,000 of equity financing, stockholder approval, and other customary conditions.

On October 28, 2005, the shareholder of CCS Consolidated Holdings LLC, which owns approximately 78% of the Company’s common stock, approved a 1-for-30 reverse stock split of the Company’s common stock.

36